Exhibit 5

                                                          FILE NO.: 41663.000154



                               September 30, 1998



Board of Directors
Richfood Holdings, Inc.
4860 Cox Road, Suite 300
Glen Allen, Virginia 23060



                       Registration Statement on Form S-3
                      Relating to $500,000,000 Issue Amount
                            of Unallocated Securities


Ladies and Gentlemen:

     We have acted as counsel to Richfood Holdings, Inc., a Virginia corporation (the "Company"), in connection with the registration by the Company of an aggregate of $500,000,000 of its (i) unsecured debt securities ("Debt Securities"), (ii) shares of preferred stock, without par value ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, without par value ("Common Stock"), and (iv) warrants to purchase shares of Common Stock or Preferred Stock ("Warrants"), on terms to be determined at the time of sale (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are referred to collectively as the "Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:


     1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

     2. When (a) the terms of any class or series of the Securities have been authorized by appropriate corporate action of the Company, and (b) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus and, with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture, then such Securities will be legally issued and (x) in the case of Debt Securities, such Debt Securities will be binding obligations of the Company, and (y) in the case of Preferred Stock or Common Stock, such stock will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams



03859/00825